Exhibit 99.2

Vecima to File Form 15F to Terminate SEC Registration and Reporting Obligations

VICTORIA, BRITISH COLUMBIA – (June 29, 2007) – Vecima Networks Inc. (TSX:VCM) (“Vecima”) announces that it intends to file a Form 15F with the Securities and Exchange Commission (“SEC”) to terminate the registration of the company’s class of common shares under Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act.

Vecima succeeded to Spectrum Signal Processing Inc.’s (“Spectrum’s”) Exchange Act registration and reporting obligations when Vecima acquired Spectrum on May 2, 2007. The passage of new Exchange Act Rule 12h-6 has enabled Vecima to apply to terminate its registration and reporting obligations with the SEC. Vecima determined this was advisable given the associated costs and the fact the company has no intention to pursue a US listing at this time. When Vecima files Form 15F, the company’s Exchange Act reporting obligations will be suspended immediately and will terminate within 90 days absent any objections by the SEC.

About Vecima Networks

Vecima Networks Inc. (TSX:VCM) designs, manufactures and sells products that enable broadband access to cable, wireless and telephony networks. Vecima’s hardware products incorporate original embedded software to meet the complex requirements of next-generation, high-speed digital networks. Service providers use Vecima’s solutions to deliver services to a converging worldwide broadband market, including what are commonly known as “triple play” (voice, video and data) and “quadruple play” (voice, video, data and wireless) services. Vecima’s solutions allow service providers to rapidly and cost-effectively bridge the final network segment that connects the system directly to end users, commonly referred to as “the last mile”, by overcoming the bottleneck resulting from insufficient carrying capacity in legacy, last mile infrastructures. Vecima’s products are directed at three principal markets: Data over Cable, Broadband Wireless and Digital Video. The Company has also developed and continues to focus on developing products to address emerging markets such as Voice over Internet Protocol, fibre to the home and IP video.

www.vecimanetworks.com

Forward-Looking Statements

Certain statements in this news release may constitute forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this news release, such statements are generally identified by the use of such words as “may”, “will”, “expect”, “believe”, “plan”, “intend” and other similar terminology. These statements reflect Vecima’s current expectations regarding future events and operating performance and speak only as of the date of this news release. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not such results will be achieved. A number of factors including, but not limited to, the factors discussed under “Risk Factors” in the Company’s Annual Information Form dated September 27, 2006 available on SEDAR (www.sedar.com), could cause actual results to differ materially from the results discussed in the forward-looking statements. Although the forward-looking statements contained in this news release are based upon what management of the Company believes are reasonable assumptions, the Company cannot assure investors that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Vecima Networks

Alan Brick, IRO

250 – 881- 1982

invest@vecimanetworks.com

###